EXHIBIT 10.20

EXECUTION COPY

THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON MARCH 27, 1998, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE NOTE PURCHASE AGREEMENT DATED AS OF MARCH 27, 1998, AS IN EFFECT FROM TIME TO TIME (THE “NOTE PURCHASE AGREEMENT”), BETWEEN THE ISSUER (THE “COMPANY”) AND CERTAIN INVESTOR(S), AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.  UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

THE SECURITY REPRESENTED BY THIS INSTRUMENT AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBJECT TO THE SUBORDINATION PROVISIONS OF THE NOTE PURCHASE AGREEMENT, WHICH AMONG OTHER THINGS SUBORDINATES THE COMPANY’S OBLIGATIONS TO THE INVESTOR(S) TO THE COMPANY’S OBLIGATION TO THE HOLDERS OF SENIOR INDEBTEDNESS AS DEFINED IN THE NOTE PURCHASE AGREEMENT.  EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF SUCH NOTE PURCHASE AGREEMENT.

GARDENBURGER, INC.

SECOND AMENDED AND RESTATED

CONVERTIBLE SENIOR SUBORDINATED NOTE

Original Date of Issuance: March 27, 1998
New Date of Issuance: September 2, 2004	$16,905,643

Gardenburger, Inc., an Oregon corporation (the “Company”), for value received, hereby promises to pay to the order of Annex Holdings I LP (“Annex”), or registered assigns, the principal amount of Sixteen Million Nine Hundred Five Thousand Six Hundred Forty-Three dollars ($16,905,643) on June 15, 2007 (the “Maturity Date”) together with interest thereon calculated from September 30, 2001 in accordance with the provisions contained herein.  The Company will maintain a register in which it will record the initial ownership of the Convertible Notes (as defined below) and changes in the ownership of Convertible Notes of which it receives notice.  The holder of this Convertible Note indicated at any time in such register will be the “Registered Holder” of this Convertible Note.

This Second Amended and Restated Convertible Senior Subordinated Note (the “Convertible Note”) is issued to Annex, as the transferee of the Convertible Note from Dresdner Kleinwort Benson Private Equity Partners, LP, a Delaware limited partnership (“Dresdner”).  The Amended and Restated Convertible Senior Subordinated Note was issued to Dresdner in exchange for the Convertible Senior Subordinated Note issued to Dresdner on March 27, 1998 (as amended, the “Original Note”) pursuant to a Note Purchase Agreement, dated as of March 27, 1998, as amended (as in effect from time to time, the “Purchase Agreement”), among the Company and Dresdner, and this Convertible Note is one of the “Convertible Notes” referred to in the Purchase Agreement.  The Purchase Agreement contains terms governing the rights of the holder of this Convertible Note, and all provisions of the Purchase Agreement are hereby incorporated in this Convertible Note in full by reference.  Except as defined in Section 9 of this Convertible Note or otherwise indicated in this Convertible Note, each capitalized term used in this Convertible Note has the meaning set forth in the Purchase Agreement.

1.             Payment of Principal.

(a)           Scheduled Payment.  The Company will pay the entire unpaid principal amount of this Convertible Note on the Maturity Date plus a premium equal to twenty percent (20%) of the sum of (i) the unpaid principal amount of this Convertible Note, plus (ii) all accrued and unpaid interest thereon as of the date of payment.

(b)           Optional Prepayment.  Subject to paragraph 2H of the Purchase Agreement, the Company may prepay the principal amount of this Convertible Note, in whole or in any $1,000 increment, at any time and from time to time; provided, however, if any such optional prepayment occurs (which shall not include any prepayment made under Section 1(d), and 1(e) and 1(f), then the Company shall pay a pre-payment premium to the then Registered Holder equal to twenty percent (20%) of the sum of (i) the principal amount of this Convertible Note being prepaid, plus (ii) all accrued and unpaid interest thereon as of the date of prepayment.  The holder of this Convertible Note may convert all or any portion of the outstanding principal amount of this Convertible Note pursuant to Section 5 until such time as such amount has been paid.  The Company shall mail written notice by overnight delivery (with a copy sent by facsimile on the date mailed) of each such optional prepayment (which shall not include any prepayment made under Section 1(d), 1(e) and 1(f) of any Convertible Note to each Registered Holder of the Convertible Notes not more than 20 nor less than 5 business days prior to the date on which such optional prepayment is to be made.  Upon mailing any such notice of optional prepayment, the Company shall become obligated to prepay the principal amount of Convertible Notes specified in such notice, together with the applicable pre-payment premium and all unpaid accrued interest thereon, at the time of the optional prepayment specified therein.

(c)           Other Prepayments or Acquisitions.  The Company shall not, nor shall it permit any Subsidiary to, prepay any principal amount of any Convertible Note or otherwise acquire any Convertible Notes, except as expressly authorized herein.

(d)           Special Prepayments for a Change of Control or Sale Event.  If a Change of Control has occurred, the Company obtains knowledge that a Change of Control is proposed to occur or a Sale Event is proposed to occur, the Company shall give written notice within five business days of such Change of Control or the date it obtains knowledge of such proposed Change of Control or Sale Event describing in reasonable detail the material terms and date of consummation or proposed consummation thereof to the Registered Holder of this Convertible Note, and the Company shall give the Registered Holder of this Convertible Note prompt written notice of any material change in the terms or timing of any such transaction.  The Registered Holder of this Convertible Note may require the Company to prepay all or any portion of the unpaid principal amount of this Convertible Note (along with a pre-payment premium equal to 20% of the sum of (i) the principal amount of this Convertible Note the Registered Holder has elected to have pre-paid and (ii) all accrued and unpaid interest thereon) by giving written notice to the Company of such election prior to the later of (a) the twenty-first day after receipt of the Company’s notice and (b) the fifth day prior to the consummation of the Change of Control or Sale Event, as the case may be.

Upon receipt of any such election, the Company shall be obligated to prepay the unpaid principal amount of this Convertible Note as specified therein, together with the applicable pre-payment premium and all unpaid accrued interest thereon, on the later of (a) the occurrence of the Change of Control or Sale Event, as the case may be, and (b) the fifth day after the Company’s receipt of such election.  If any proposed Change of Control or Sale Event does not occur, all requests for prepayment in connection therewith shall be automatically rescinded; provided, that, if there has been a material change in the terms or the timing of the transaction, the Registered Holder of this Convertible Note may rescind such Registered Holder’s request for prepayment by giving written notice of such rescission to the Company.  Notwithstanding the foregoing, at any time prior to the date the Company makes a pre-payment pursuant to this Section 1(d), the Registered Holder may elect (by delivery of written notice to the Company) to receive such payment, in whole or in part, in shares of Common Stock with a Market Price as of the date of payment equal to the amount of principal, premium and/or interest the Registered Holder has elected to receive in shares of Common Stock rather than cash.  Notwithstanding that the payment to the Registered Holders under this Section 1(d) is restricted by the Senior Credit Agreement, failure to make such payment shall constitute an Event of Default.  In addition, the provisions of this Section 1(d) shall in any event be subject to the subordination provisions set forth in the Purchase Agreement.

(e)           Special Prepayments for a Management Change.  If a Management Change has occurred or the Company obtains knowledge that a Management Change is about to occur, the Company shall give written notice within five business days of such Management Change to the Registered Holder of this Convertible Note.  The Registered Holder of this Convertible Note may require the Company to prepay all or any portion of the unpaid principal amount of this Convertible Note (along with a pre-payment premium equal to 20% of the sum of (i) the principal amount of this Convertible Note the Registered Holder has elected to have prepaid and (ii) all accrued and unpaid interest thereon) by giving written notice to the Company of such election prior to the twenty-first day after receipt of the Company’s notice of such Management Change.  Upon receipt of any such election, the Company shall be obligated to prepay the unpaid principal amount of this Convertible Note as specified therein, together with the applicable pre-payment premium and all unpaid accrued interest thereon, on the fifth day after the Company’s receipt of such election.  Notwithstanding the foregoing, at any time prior to the date the Company makes a pre-payment pursuant to this Section 1(e), the Registered Holder may elect (by delivery of written notice to the Company) to receive such payment, in whole or in part, in shares of Common Stock with a Market Price as of the date of payment equal to the amount of principal, premium and/or interest the Registered Holder has elected to receive in shares of Common Stock rather than cash.  Notwithstanding that the payment to the Registered Holders under this Section 1(e) is restricted by the Senior Credit Agreement, failure to make such payment shall constitute an Event of Default.  In addition, the provisions of this Section (e) shall in any event be subject to the subordination provisions set forth in the Purchase Agreement.

(f)            Special Prepayments out of Excess Cash Flow; Asset Sales; Insurance Proceeds; Debt and Equity Offerings.  In addition to and without limiting any provision of this Convertible Note or the Purchase Agreement, (i) after the Senior Indebtedness has been indefeasibly paid in full in cash, if Company sells any of its assets or properties (other than sales of inventory in the ordinary course of business or sales of other assets the proceeds of which are reinvested within 20 Business Days in similar assets constituting “Collateral” under the Senior Credit Agreement), sells or issues any securities (debt or equity), capital stock, or ownership interests, receives any property damage or insurance award which is not used to repair or replace the property covered thereby, incurs any Indebtedness, except for Permitted Indebtedness or receives life insurance proceeds, then it shall, apply 100% of the proceeds thereof to the prepayment of this Convertible Note, to be applied in the manner set forth below, such payment to be made at such time as the Registered Holder shall decide in its sole discretion, and (ii) until such time as the principal of this Convertible Note, all accrued and unpaid interest thereon, and all other obligations of the Company hereunder and thereunder are indefeasibly paid in full in cash and fully performed, the Applicable ECF Percentage of the Company’s Excess Cash Flow for each fiscal year shall be paid by the Company to the Registered Holder as a prepayment of this Convertible Note to be applied in the manner set forth below.  Such payments described in the foregoing clause (ii) shall be made no later than thirty (30) calendar days after preparation of the Company’s audited financial statements, but in any event not later than one hundred and twenty (120) calendar days after the end of the fiscal year to which such Excess Cash Flow relates.  All prepayments of this Convertible Note required by this Section 1(f) shall first be applied to all unpaid accrued interest thereon, with 83.33% of the remainder of such prepayment amount to be applied to unpaid principal, and 16.67% of such remainder to be paid as a prepayment premium (i.e., a 20% pre-payment premium on the principal amount so prepaid).

2.             Interest.  Beginning on January 10, 2002, interest will accrue at the rate of ten percent (10%) per annum thereafter (in each case, computed on the basis of a 360-day year, as appropriate, and the actual number of days elapsed in any year) on the unpaid principal amount of this Convertible Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law.  Interest which accrued prior to January 10, 2002 shall be payable as set forth in the Original Note.  Interest accruing hereunder, and any interest accruing as provided in Section 4(b)(iii), will be payable to the Registered Holder to the extent any Excess Availability (as defined in the Senior Credit Agreement) exists in cash (and any interest not so paid shall accrue in accordance with the terms hereof), in arrears, on each March 31 and September 30 (each an “Interest Payment Date”) and will be payable to the Registered Holder in cash in any event on the Maturity Date in the manner described herein (including Section 1(a)).  Any accrued interest which is not paid in cash on any March 31 or September 30 will bear interest at such rate as provided herein until such interest is paid.  Interest will accrue on any amount of principal or interest until such time as payment therefor is actually delivered to the Registered Holder of this Convertible Note.

Notwithstanding the foregoing, on any Interest Payment Date, if, and to the extent that, the payment of interest in cash would cause the Company to have no Excess Availability (as defined in the Senior Credit Agreement) or be in breach of Section 7.1 of the Senior Credit Agreement, the Company may, at its election, pay the interest payable to the Registered Holder on such Interest Payment Date by delivery to the Registered Holder of a number of shares of Common Stock equal to (A) the amount of interest accrued as of such Interest Payment Date divided by (B) the lesser of (x) the Conversion Price and (y) the Market Price per share of the Common Stock, in each case, as of such Interest Payment Date; provided, that the Company may make such election only if the Liquidity Test (as herein defined) has been met as of such Interest Payment Date.  If the Company makes such election, the Company may pay the Registered Holder cash in lieu of issuing any fractional shares of Common Stock.  As of any Interest Payment Date, the “Liquidity Test” shall be met if the Registered Holder receives shares of Common Stock which the Registered Holder can immediately sell to any Person without violating the Securities Act and such shares are received by the Registered Holder no later than the fifth day after the applicable Interest Payment Date; provided, however, that, notwithstanding the foregoing, the Liquidity Test shall not be met if either (i) the Market Price per share of Common Stock has been below $5.00 per share (such number to be appropriately adjusted for any stock split, reverse stock split, stock dividend or other subdivision or combination of Common Stock after the original date of issuance of this Convertible Note) for each of the 90 days prior to such Interest Payment Date, (ii) the average daily trading volume of the Common Stock as quoted in the NASDAQ System for the 30 business days prior to such Interest Payment Date is less than 15,000 shares per day, (iii) at any time prior to such Interest Payment Date, the Company has received a notice from a Person with the requisite authority which states that the Common Stock has been delisted from the NASDAQ System and the Common Stock is not listed on the New York or American Stock Exchange, or (iv) an Event of Default (as herein defined) has occurred at or prior to and is continuing as of such Interest Payment Date.

3.             Application of Payments; Pro Rata Payments.  Subject to Section 1(f), all payments (whether schedules, optional or special) shall include payment of accrued interest and pre-payment premium with respect to all pre-payments on the principal amount so paid, and shall be applied to payment of interest before application to principal.  Except as otherwise permitted by Sections 1(d), 1(e) or 1(f) hereof, all payments to the holders of the Convertible Notes (whether for principal, interest, premium or otherwise) will be made pro rata among such holders based upon the aggregate unpaid principal amount of the Convertible Notes held by each such holder.  By its acceptance of this Convertible Note, the holder of this Convertible Note agrees that if any holder of a Convertible Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal, interest or any other amount with respect to any Convertible Note in excess of such holder’s pro rata share of such payments obtained by all holders of the Convertible Notes (unless permitted by Sections 1(d), 1(e) or 1(f) hereof)), such holder will purchase from the other holders of the Convertible Notes such participation in the Convertible Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this Section 3.

4.             Events of Default.

(a)           Definition.  An “Event of Default” will be deemed to have occurred if:

(i)            the Company fails to pay any amount of the principal of any Convertible Note as and when required pursuant to the terms of such Convertible Note or the Purchase Agreement;

(ii)           the Company fails to pay any amount of the interest on any Convertible Note within five (5) days of when such payment is required pursuant to the terms of such Convertible Note or the Purchase Agreement; provided however, that no Event of Default will be deemed to have occurred pursuant to this section by reason of the Company’s failure to pay all or any portion of (i) the payment of interest due December 31, 2003, under a letter agreement dated September 25, 2003, between Dresdner and the Company (the “December 2003 Interest Payment”), or any interest accrued thereon or (ii) any interest due and payable on any Interest Payment Date occurring after December 31, 2003, up to but not including the Maturity Date, or any interest accrued thereon; provided that the Company pays to the Registered Holder in cash on each Interest Payment Date occurring on or after September 30, 2004, the amount of interest that has accrued and become payable through such date pursuant to Section 2 hereof to the extent and only if permitted under Section 7.11 of the Revolving Credit and Term Loan Agreement dated as of January 10, 2002, between CapitalSource Finance LLC and the Company, as amended by the Fourth Amendment thereto dated as of December 29, 2003; and provided further that, beginning October 1, 2003, and continuing until the Company has paid in full the December 2003 Interest Payment and all interest due and payable on any Interest Payment Date occurring after December 31, 2003, through the date on which the Company is no longer in arrears with respect to any interest that became due and payable on or before the Interest Payment Date immediately preceding such date (at which time the interest rate on this Convertible Note will revert to ten percent (10%)), interest will accrue on the unpaid principal amount of the Convertible Note outstanding from time to time, together with all accrued and unpaid interest as of the Interest Payment Date immediately preceding the determination of the amount of interest thus accrued, at the rate of thirteen percent (13%) per annum (in each case, computed on the basis of a 360-day year, as appropriate, and the actual number of days elapsed in any year), or (if less) at the highest rate then permitted under applicable law;

(iii)         the Company fails to perform or observe any covenant or agreement contained in paragraphs 2C or 2G of the Purchase Agreement;

(iv)          the Company fails to perform or observe any other covenant or agreement contained in the Convertible Notes, the Purchase Agreement or any of the other Investment Documents, and such failure is not cured within ten (10) days after the occurrence of such failure;

(v)            any representation, warranty, statement or information contained in the Purchase Agreement or any other Investment Document or required to be furnished to any holder of the Convertible Notes pursuant to the Purchase Agreement or any other Investment Document is false or misleading in any material respect on the date made or furnished;

(vi)          the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 30 days;

(vii)         a judgment in excess of $250,000 (exclusive of insurance) is rendered against the Company or any Subsidiary and, within 30 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged in full; or

(viii)        the Company or any Subsidiary defaults in the performance of any obligation or agreement, including with respect to any Indebtedness, if the effect of such default is to cause an amount exceeding $250,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation or agreement to cause an amount exceeding $250,000 to become due prior to its stated maturity.

The foregoing will constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b)           Consequences of Events of Default.

(i)            If any Event of Default (other than an Event of Default of a type described in Sections 4(a)(iii) and 4(a)(vi)) has occurred and is continuing, then the holder or holders of a majority of the unpaid principal amount of the Convertible Notes then outstanding may declare (by written notice delivered to the Company) all or any portion of the outstanding principal amount of the Convertible Notes (together with all accrued interest thereon) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of the Convertible Notes and interest thereon in accordance with paragraph 2H of the Purchase Agreement.

(ii)           If an Event of Default of the type described in Sections 4(a)(iii) or 4(a)(vi) has occurred, then the aggregate principal amount of the Convertible Notes (together with all accrued interest thereon and all other amounts due and payable with respect thereto) will become immediately due and payable without any action on the part of the holders of the Convertible Notes.  Subject to paragraph 2H of the Purchase Agreement, the Company will immediately pay to the holders of the Convertible Notes all amounts due and payable with respect to the Convertible Notes upon the occurrence of such Event of Default.  If an Event of Default of the type described in Section 4(a)(iii) or 4(a)(vi) has occurred and has not been waived by the Registered Holder in writing, then this Section 4(b)(ii) will also apply to all amounts of unpaid interest as to which an Event of Default had not otherwise occurred.

(iii)         If any Event of Default of a type described in Sections 4(a)(i) or 4(a)(ii) has occurred and is continuing, the interest rate on the Convertible Notes will increase immediately by an increment of 3 percentage points (i.e., 300 basis points), to the extent permitted by applicable law.  Any such increase of the interest rate resulting from the operation of this Section 4(b)(iii) will terminate as of the close of business on the next date on which no Event of Default exists (subject to subsequent increases pursuant to this Section).

(iv)          Each holder of the Convertible Notes will also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.  The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of the Convertible Notes, and expressly agrees that the Convertible Notes, or any payment thereunder, may be extended from time to time and that the holders thereof may accept security for the Convertible Notes or release security for the Convertible Notes, all without in any way affecting the liability of the Company thereunder.

5.             Conversion.

(a)           Conversion Procedure.

(i)            Voluntary Conversion.  At any time and from time to time prior to the payment of this Convertible Note in full, the holder of this Convertible Note may convert all or any portion of the unpaid principal amount of this Convertible Note plus any unpaid accrued interest thereon into a number of shares of the Conversion Stock determined by dividing (A) the unpaid principal and interest amount designated by such holder to be converted, by (B) the Conversion Price then in effect.

(ii)           Effectiveness of Conversion.  Except as otherwise provided herein, each conversion of this Convertible Note will be deemed to have been effected as of the close of business on the date on which this Convertible Note has been surrendered for conversion at the office of the Company specified for delivery of notices pursuant to the Purchase Agreement.  At such time as such conversion has been effected, the rights of the holder of this Convertible Note as such holder to the extent of the conversion will cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii)         Contingent Conversion.  Notwithstanding any other provision hereof, if a conversion of all or any portion of this Convertible Note is to be made in connection with a registered public offering, a Change of Control, a Sale Event, a Management Change, a proposed sale of the underlying Conversion Stock or any other transaction or event, then such conversion may, at the election of the holder of this Convertible Note, be conditioned upon the consummation of such transaction or the occurrence of such event, in which case such conversion will not be deemed to be effective until such consummation or occurrence.

(iv)          Actions by the Company.  As soon as possible after a conversion has been effected (but in any event within five business days thereafter), the Company will deliver to the converting holder a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion, in such name or names and such denomination or denominations as the converting holder has specified, and a new Convertible Note representing any portion of the principal amount which was represented by this Convertible Note but which was not converted.

(v)            Charges, etc.  The issuance of certificates for shares of Conversion Stock upon conversion of any principal amount of this Convertible Note will be made without charge to the holder of this Convertible Note or the Conversion Stock to be issued for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock.  Upon conversion of this Convertible Note, the Company will take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.  The Company will not close its books against the transfer of this Convertible Note or of Conversion Stock issued or issuable upon conversion of this Convertible Note in any manner which interferes with the timely conversion of this Convertible Note.  The Company will assist and cooperate with any holder of this Convertible Note or Conversion Stock issuable upon any such conversion which is required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Convertible Note (including making any filings required to be made by the Company).

(vi)          Reservation.  The Company will at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Convertible Notes, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Convertible Notes.  All shares of Conversion Stock which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Company will take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which will be immediately delivered by the Company upon each such issuance).  The Company will not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares issuable upon conversion in full of the Convertible Notes and the conversion, exercise or exchange in full of all other Equity Securities of the Company then outstanding.

(vii)         Related Conversion.  If any Conversion Stock issuable by reason of conversion of this Convertible Note is immediately convertible into or immediately exchangeable for any other stock or securities of the Company, then the Company will, at the converting holder’s option and upon surrender of this Convertible Note by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of such Conversion Stock, deliver to such holder (or as otherwise specified by such holder) a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

(b)           Conversion Price.

(i)            The initial Conversion Price as of the original issuance date was $12.90.  In order to prevent dilution of the conversion rights granted under the Convertible Notes, the Conversion Price will be subject to adjustment from time to time as provided in this Section 5(b), it being acknowledged and agreed that since such date, the Conversion Price has been adjusted from time to time as is reflected on the Company’s books and records.

(ii)           If and whenever on or after the original date of issuance of this Convertible Note the Company issues or sells, or in accordance with Section 5(c) is deemed to have issued or sold, any Conversion Stock for a consideration per share which is less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price will be reduced to the Conversion Price determined by dividing (A) an amount equal to the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale or deemed issue or sale by the number of shares of Conversion Stock Deemed Outstanding immediately prior to such issue or sale or deemed issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale or deemed issue or sale, by (B) the number of shares of Conversion Stock Deemed Outstanding immediately after such issue or sale or deemed issue or sale; provided that no adjustment in the Conversion Price will be made pursuant to this Section 5(b) in connection with any Exempt Issuance.

(c)           Effect on Conversion Price of Certain Events.  For purposes of determining the adjusted Conversion Price under Section 5(b) and only if an adjustment to the Conversion Price is required under Section 5(b), the following will be applicable:

(i)            Issuance of Rights or Options.  If the Company in any manner grants or sells any Options and the price per share for which Conversion Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the maximum number of shares of Conversion Stock issuable upon the exercise of such Options, or upon conversion or exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options, will be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share.  For purposes of this Section 5(c)(i), the “price per share for which Conversion Stock is issuable upon exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options” will be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the maximum number of shares of Conversion Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.  No adjustment of the Conversion Price will be made upon the actual issuance of such Conversion Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Conversion Stock upon conversion or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the price per share for which Conversion Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Conversion Stock issuable upon conversion or exchange of all such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 5(b)(ii), the “price per share for which Conversion Stock is issuable upon conversion or exchange thereof’ will be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the maximum number of shares of Conversion Stock issuable upon the conversion or exchange of all such Convertible Securities.  No adjustment of the Conversion Price will be made upon the actual issue of such Conversion Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5(c), no further adjustment of the Conversion Price will be made by reason of such issue or sale.

(iii)         Change in Option Price or Conversion Rate.  If the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security, the quantity of Conversion Stock issuable directly or indirectly upon the exercise, conversion or exchange of any Option or Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for Conversion Stock changes at any time, then the Conversion Price in effect immediately prior to the time of such change will be adjusted immediately to the Conversion Price which would have been in effect at such time had such Option or Convertible Security originally provided for such changed purchase price, additional consideration, changed quantity or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that in no event will the Conversion Price be increased pursuant to this Section 5(c)(iii).  For purposes of this Section 5(c), if the terms of any Option or Convertible Security which was outstanding as of the date of the original issuance of this Convertible Note are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Conversion Stock deemed issuable upon exercise, conversion or exchange thereof will be deemed to have been issued as of the date of such change; provided that in no event will the Conversion Price be increased pursuant to this Section 5(c)(iii).

(iv)          Calculation of Consideration Received.  If any Conversion Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, then the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any Conversion Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, then the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt.  If any Conversion Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, then the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Conversion Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash and securities will be determined jointly by the Company and the holder or holders of a majority of the outstanding unpaid principal amount of the Convertible Notes.  If such parties are unable to reach agreement within a reasonable period of time, then such fair value will be determined by an appraiser jointly selected by the Company and the holder or holders of a majority of the outstanding unpaid principal amount of the Convertible Notes.  The determination of such appraiser will be final and binding upon the Company and all holders of Convertible Notes, and the fees and expenses of such appraiser will be borne by the Company.

(v)            Integrated Transactions.  If any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued without consideration.

(vi)          Treasury Shares.  The disposition of any Conversion Stock owned or held by the Company or any Subsidiary (including in treasury) will be considered an issue or sale of Conversion Stock.

(vii)         Record Date.  If the Company takes a record of the holders of Conversion Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Conversion Stock, Options or Convertible Securities or (B) to subscribe for or purchase Conversion Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Conversion Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d)           Subdivision or Combination of Conversion Stock.  If the Company at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Conversion Stock into a greater number of shares, then the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Conversion Stock into a smaller number of shares, then the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(e)           Reorganization, Reclassification, Consolidation, Merger or Sale.

(i)            Organic Change Defined.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which in each case is effected in such a manner that holders of Conversion Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or cash or other assets with respect to or in exchange for Conversion Stock is referred to herein as an “Organic Change.”

(ii)           Provisions for Organic Change.  Prior to the consummation of any Organic Change, the Company will make lawful and adequate provision (in form and substance satisfactory to the holder or holders of a majority of the outstanding unpaid principal amount of the Convertible Notes then outstanding) to insure that each holder of any Convertible Note will thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Convertible Note, such shares of stock, securities, cash or other assets as may be issued or payable with respect to or in exchange for the number of shares of Conversion Stock immediately theretofore acquirable and receivable upon conversion of such holder’s Convertible Note had such Organic Change not taken place.  In any such case, appropriate provision (in form and substance satisfactory to the holder or holders of a majority of the outstanding unpaid principal amount of the Convertible Notes then outstanding) will be made with respect to such holder’s rights and interests to insure that the provisions of this Section 5 and Sections 6 and 7 hereof will thereafter be applicable in relation to any shares of stock, securities, cash or other assets thereafter deliverable upon the conversion of the Convertible Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Conversion Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of the Convertible Notes; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of the Convertible Notes then outstanding).  The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form satisfactory to the holder or holders of a majority of the outstanding unpaid principal amount of the Convertible Notes then outstanding), the obligation to deliver to each such holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(f)            Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights or securities with equity or profit participation features), then the Company’s board of directors in good faith will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Convertible Notes; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of the Convertible Notes then outstanding.

(g)           Notices.  Immediately upon any adjustment of the Conversion Price, the Company will send written notice thereof to the holder of this Convertible Note, setting forth in reasonable detail and certifying the calculation of such adjustment.  The Company will send written notice to the holder of this Convertible Note at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Conversion Stock, (B) with respect to any pro rata subscription offer to holders of Conversion Stock or (C) for determining rights to vote with respect to or to participate in any Organic Change, dissolution or liquidation.  The Company will also give at least 20 days prior written notice to the holder of this Convertible Note of the date on which any Organic Change, dissolution or liquidation will take place.

6.             Liquidating Dividends.  If the Company declares a dividend upon the Conversion Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Conversion Stock (a “Liquidating Dividend”), then the Company will pay to the holder of this Convertible Note at the time of payment thereof the Liquidating Dividend which would have been paid to the holder of this Convertible Note on the Conversion Stock had this Convertible Note been fully converted immediately prior to the date on which a record is taken for such Liquidating Dividend (or, if no record is taken, the date as of which the record holders of Conversion Stock entitled to such dividends are to be determined).

7.             Purchase Rights.  If at any time the Company grants, issues or sells any Equity Securities or other property pro rata to the holders of any class of Conversion Stock, then each holder of the Convertible Notes will be entitled to acquire, upon the terms applicable to such holders of Conversion Stock, the aggregate Equity Securities or other property which such holder could have acquired if such holder had held the number of shares of Conversion

Stock acquirable upon conversion of such holder’s Convertible Note immediately before the date on which a record is taken for the grant, issuance or sale of such Equity Securities or other property (or, if no such record is taken, the date as of which the record holders of Conversion Stock are to be determined for the grant, issue or sale of such Equity Securities or other property).

8.             Amendment and Waiver.  The provisions of the Convertible Notes may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder or holders of a majority of the unpaid principal amount of the outstanding Convertible Notes at the time such action is taken, and any matter as to which such written consent has been obtained will be effective as against all holders of Convertible Notes; provided that no such action will (a) decrease the rate at which or the manner in which interest accrues on the Convertible Notes or the times at which such interest becomes payable, (b) change any provision relating to the scheduled payments of principal on the Convertible Notes, (c) increase the Conversion Price or decrease the number of shares or the class of stock into which the Convertible Notes are convertible, or (d) the percentage required to approve any change described in clauses (a), (b) and (c) above and this clause (d), without the written consent of the holders at least 90% of the unpaid principal amount of the Convertible Notes then outstanding.

9.             Definitions.  For purposes of the Convertible Notes, the following capitalized terms have the following meaning.

“Applicable ECF Percentage” shall mean the applicable percentage indicated below based on the applicable fiscal year end and the amount of Excess Cash Flow for such period:

Fiscal Year End	Excess Cash Flow	Applicable ECF Percentage

September 30, 2002	$0 $2,000,000	37.5%
	> $2,000,000	25.0% of Excess Cash Flow over
		$2,000,000 and 37.5% of Excess
		Cash Flow up to $2,000,000

September 30, 2003	$0 $6,000,000	37.5%
	> $6,000,000	25.0% of Excess Cash Flow over
		$6,000,000 and 37.5% of Excess
		Cash Flow up to $6,000,000

September 30, 2004 and	$0 $8,000,000	37.5%
each year thereafter	> $8,000,000	25.0% of Excess Cash Flow over
		$8,000,000 and 37.5% of Excess
		Cash Flow up to $8,000,000

“Capital Expenditures” shall mean, for any Quarterly Test Period, the sum (without duplication) of all expenditures (whether paid in cash or accrued as liabilities) during the Quarterly Test Period that are or should be treated as capital expenditures under GAAP.

“Common Stock” means the Company’s Common Stock, no par value, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Conversion Stock” means Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Convertible Notes are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” will mean shares of the security issuable upon conversion of this Convertible Note if such security is issuable in shares, or the smallest unit in which such security is issuable if such security is not issuable in shares.

“Conversion Stock Deemed Outstanding” means, at any given time, the number of shares of Conversion Stock actually outstanding at such time, plus the number of shares of Conversion Stock deemed to be outstanding pursuant to Sections 5(c) (i) and 5(c)(ii) hereof, regardless of whether or not the applicable Options and Convertible Securities are actually exercisable at such time, but excluding any shares of Conversion Stock issuable upon conversion of the Convertible Notes.

“Convertible Securities” means any Equity Securities directly or indirectly convertible into or exchangeable for Conversion Stock.

“Excess Cash Flow” shall mean, for any fiscal year, without duplication, an amount equal to the sum of (i) consolidated net income or loss of the Company for such period, plus (ii) an amount equal to the amount of depreciation expenses, amortization expense (including the amortization of goodwill), accrued non-cash interest expense and all other noncash charges deducted in arriving at such consolidated net income or loss, plus (iii) an amount equal to the aggregate net cash proceeds of the sale, lease, transfer or other disposition of assets by the Company during such period to the extent not (a) reinvested in other assets constituting “Collateral” pursuant to and as defined in the Senior Credit Agreement upon which Agent has a first and prior Lien pursuant to and as defined in the Senior Credit Agreement, or (b) required to be applied to special prepayments or payments on the Senior Indebtedness or this Convertible Note, plus (iv) an amount equal to the net loss on the sale, lease, transfer or other disposition of assets by the Company during such period to the extent deducted in arriving at such consolidated net income or loss, plus (v) the other amount of any tax refunds or credits received by the Company during such period, less (vi) an amount equal to the non-financed Capital Expenditures of the Company for such period less (vii) an amount equal to the sum of payments required by and actually paid pursuant to Section 2.8(a) of the Senior Credit Agreement, k~ (viii) all voluntary prepayments on the Convertible Note in excess of required payments actually made during such period to the extent permitted under the Senior Credit Agreement, less (ix) an amount equal to the net gain on the sale, lease, transfer or other disposition of assets, other than sales in the ordinary course of business, by the Company during such period to the extent included in arriving at such consolidated net income or loss less (x) an amount equal to the increase in the Company’s working capital during such period.

“Exempt Issuance” means the issuance of any Common Stock or other securities upon the exercise of any ID Warrant, any Management Options or the Wenner Stock Option, in each case, in accordance with its terms, or upon the conversion of any Convertible Notes or any issuance of any ID Warrant, any Permitted ESO Issuances, the warrants issued to the Registered Holder on the New Date of Issuance or any issuance of shares of the Company’s Preferred Stock, no par value, in exchange for shares of the Company’s Preferred Stock outstanding on January 10, 2002 (and warrants issued to holders thereof on January 10, 2002).

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

“Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, then the average of the highest bid prices of such security on all such exchanges at the end of such day, or, if on any day such security is not so listed, then the representative bid price of such security quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, then the highest bid price of such security on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case, averaged over a period of 5 days consisting of the day as of which “Market Price” is being determined and the 4 consecutive business days prior to such day.  If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then the “Market Price” will be the fair value thereof determined jointly by the Company and the Registered Holder or Holders of a majority of the unpaid principal amount of the Convertible Notes outstanding at the time of such determination.  If such parties are unable to reach agreement within a reasonable period of time, then such fair value will be determined by an appraiser jointly selected by the Company and the Registered Holder or Holders of a majority of the unpaid principal amount of the Convertible Notes outstanding at the time of such determination.  The determination of such appraiser will be final and binding upon the parties, and the fees and expenses of such appraiser will be borne by the Company.

“New Date of Issuance” means September 2, 2004.

“Options” means any Equity Securities directly or indirectly to subscribe for or purchase Conversion Stock or Convertible Securities.

“Permitted Indebtedness” has the meaning set forth in the Senior Credit Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Quarterly Test Period” means the twelve month period ending on the last day of each March, June, September and December of each year.

10.          Note Transferable.  Subject to the transfer conditions referred to in the legend endorsed on this Convertible Note, this Convertible Note and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Convertible Note, properly endorsed for transfer, at the office of the Company specified for delivery of notices pursuant to the Purchase Agreement.

11.          Note Exchangeable for Different Denominations.  This Convertible Note is exchangeable, upon the surrender of this Convertible Note by the holder at the office of the Company specified for delivery of notices pursuant to the Purchase Agreement, for new Convertible Notes of like tenor representing in the aggregate the rights under this Convertible Note, and each of such new Convertible Notes will represent such portion of such rights as is designated by the holder at the time of such surrender.

12.          Replacement.  Upon receipt of evidence reasonably satisfactory to the Company (it being agreed that an affidavit of the Registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Convertible Note, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (it being agreed that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

13.          Cancellation.  After all principal and accrued interest at any time owed on this Convertible Note have been paid in full, this Convertible Note will be surrendered to the Company for cancellation and will not be reissued.

14.          Payments and Notices.  All cash payments to be made to the holders of the Convertible Notes will be made in the lawful money of the United States of America in immediately available funds.  Payments of principal and interest in respect of this Convertible Note will be delivered to the Registered Holder at such Registered Holder’s address as it appears in the records of the Company, or at such other address as the Registered Holder may specify by written notice to the Company.  Notices to be given pursuant to this Convertible Note will be given in the manner provided in the Purchase Agreement.

15.          Descriptive Headings; Governing Law.  The descriptive headings of the several Sections of this Convertible Note are inserted for convenience only and do not constitute a part of this Convertible Note.  The corporate law of the State of Oregon (as in effect from time to time) will govern all issues concerning the relative rights of the Company and its securityholders to the extent of matters addressed therein.  All other questions concerning the construction, validity, enforcement and interpretation of this Convertible Note will be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of law of any jurisdiction other than the State of New York.  As used in this Convertible Note, the term “including” is used by way of example or illustration, and not as a limitation.

16.          Business Days.  If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York or the State of Oregon, then the payment will be due and payable on, and the time period will automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest will continue to accrue at the required rate under this Convertible Note until any such payment is made.

17.          Usury Laws.  It is the intention of the Company and the holder of this Convertible Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Convertible Note will be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters.  If the maturity of this Convertible Note is accelerated by reason of an election by the holder hereof resulting from an Event of Default, voluntary prepayment by the Company or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law will be canceled automatically and, if theretofore paid, will at the option of the holder hereof either be rebated to the Company or credited on the principal amount of this Convertible Note, or if this Convertible Note has been paid, then the excess will be rebated to the Company.  The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Convertible Note will under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Convertible Note remaining unpaid from time to time.  If such interest does exceed the maximum legal rate, it will be deemed a mistake and such excess will be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Convertible Note, or if this Convertible Note has been repaid, then such excess will be rebated to the Company.

18.          Severability.  If any provision of this Convertible Note is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but such holding shall have no effect upon the enforceability of any other provision.

19.          General.  This Convertible Note:

(a)           constitutes, together with the Purchase Agreement and the Ancillary Agreements, the entire agreement among the parties with respect to the subject matter hereof;

(b)           supersedes any and all prior understandings relating to such subject matter; and

(c)           will be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

20.          Waiver of Jury Trial.  THE COMPANY (AND, BY ITS ACCEPTANCE OF THIS CONVERTIBLE NOTE, THE HOLDER HEREOF) HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS CONVERTIBLE NOTE OR ANY OTHER INVESTMENT DOCUMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

21.          No Strict Construction.  The Company and the initial holder of this Convertible Note have participated jointly in the negotiation and drafting of this Convertible Note.  In the event an ambiguity or question of intent or interpretation arises, this Convertible Note will be construed as if drafted jointly by the Company and the holder hereof, and no presumption or burden of proof will arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Convertible Note.

22.          U.S.  Withholding Tax.  It is intended that interest paid on the obligation qualify for the exemption from U.S.  withholding tax as a portfolio debt instrument under Section 871(h) or 881(c) of the IRC.

23.          Subordination.  The indebtedness evidenced by this Convertible Note (i) is and shall be senior to any and all Indebtedness of the Corporation other than the Senior Indebtedness (to the extent provided in the Purchase Agreement) and all other Convertible Notes, (ii) shall rank pari-passu with all other Convertible Notes, and (iii) is not and shall not be pari-passu with or subordinated to claims of any trade or similar creditors of the Company except as may be required by bankruptcy or other laws affecting the rights of creditors generally.

* * * * *

IN WITNESS WHEREOF, the Company has executed and delivered this Second Amended and Restated Convertible Senior Subordinated Note on the date specified above.

GARDENBURGER, INC.

By:	/s/ Scott C. Wallace
Name:	Scott C. Wallace
Title:	President & CEO